SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2004

Illumina, Inc.

(Exact name of registrant as specified in its charter)

000-30361
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9885 Towne Centre Drive, San Diego, CA 92121
(Address of principal executive offices, with zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 5. Other Events.

     On May 11, 2004, Illumina, Inc. issued a press release announcing it will sell approximately 4.5 million shares of its common stock at $6.75 per share to a select group of institutional investors. A copy of this press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

     99.1 Press release dated May 11, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.

Date: May 12, 2004	By:	/s/ TIMOTHY M. KISH
Timothy M. Kish
Chief Financial Officer